UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 31, 2022

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 HEARTLAND WAY, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HTLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on August 31, 2022 (the “Closing Date”), of that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among Heartland Express, Inc., a Nevada corporation (the “Company”), Heartland Express, Inc. of Iowa, an Iowa corporation and wholly owned subsidiary of the Company (“HEIA”), TForce US Holdco, Inc., a Delaware corporation (the “Seller Parent”), and TForce TL Holdings USA, Inc., a Delaware corporation (the “Seller”). Pursuant to the Stock Purchase Agreement, HEIA acquired Transportation Resources, Inc., a Missouri corporation (“TRI”), for an enterprise value of approximately $525 million in cash, subject to certain customary adjustments specified in the Stock Purchase Agreement, including for working capital, cash, indebtedness, transaction expenses, and a claims reserve amount (such acquisition, the “Transaction”). Seller Parent and Seller are subsidiaries of TFI International, Inc. (“TFI”). TRI operates as Contract Freighters, Inc. (“CFI”) and the Transaction includes all of TFI’s non-dedicated U.S. dry van and temperature-controlled truckload business, in addition to its CFI Logistica operations in Mexico. The term CFI does not include the CFI Dedicated or CFI Logistics U.S. brokerage operations, which were not part of the Transaction.

The Stock Purchase Agreement contains customary representations, warranties, and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Stock Purchase Agreement. The Stock Purchase Agreement also includes customary indemnification provisions, including with respect to breaches of representations, warranties, and covenants and, in the case of Seller and Seller Parent, certain taxes incurred prior to closing and any cash, current assets or liabilities, indebtedness, transactions expenses, or claims reserve amount not taken into account in the calculation of the final purchase price. The Transaction was funded with the proceeds of the Term Facility (as defined in Item 1.01 below), as well as cash on hand.

The foregoing description of the Stock Purchase Agreement and Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which will be filed with the Company's Form 10-Q for the quarter ended September 30, 2022.

Item 1.01. Entry into a Material Definitive Agreement.

On the Closing Date, in connection with the Transaction, the Company and HEIA (the “Borrower”) entered into a new $550 million unsecured credit facility with JPMorgan Chase Bank, N.A. (“JPM”) as Syndication Agent, Wells Fargo Bank, N.A. (“Wells Fargo”), as Administrative Agent, and the other lenders party thereto (the "2022 Credit Agreement"). JPM and Wells Fargo acted as Joint Bookrunners and Joint Lead Arrangers. The 2022 Credit Agreement provides for a $450 million term loan facility (the “Term Facility”) and a $100 million revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “Facilities”). In association with entry into the 2022 Credit Agreement, on the Closing Date, the Company terminated (i) the existing $25 million revolving credit facility between Wells Fargo and HEIA and (ii) the $25 million asset-based credit facility between Citizen Bank of Pennsylvania and Smith Transport, Inc., which Smith Transport, Inc. entered into prior to our acquisition (collectively, both such terminated credit facilities, the “Former Credit Facilities”). Neither of the Former Credit Facilities had any borrowings outstanding as of Closing Date.

The full amount of the Term Facility was made in a single draw on the Closing Date and amounts borrowed under the Term Facility that are repaid or prepaid may not be reborrowed. The Term Facility will amortize in quarterly installments beginning in September 2023, at 5% per annum through June 2025 and 10% per annum from September 2025 through June 2027, with the balance due on the date that is five years from the Closing Date.

The Revolving Facility consists of a five-year revolving credit facility with aggregate commitments in an amount equal to $100 million, of which up to $50 million is available for the issuance of letters of credit, and including a swingline facility in an amount equal to $20 million. The Revolver will mature and the commitments thereunder will terminate on the date that is five years after the Closing Date. Amounts repaid under the Revolver may be reborrowed. The Facilities include an uncommitted accordion feature pursuant to which the Company may request up to $275 million in incremental revolving or term loans, subject to lender approvals.

The indebtedness, obligations, and liabilities under the Facilities are unconditionally guaranteed, jointly and severally, on an unsecured basis by the Company, Borrower, and certain other subsidiaries of the Company.

The Borrower may voluntarily prepay outstanding loans under the Facilities in whole or in part at any time without premium or penalty, subject to payment of customary breakage costs in the case of SOFR rate loans.

The 2022 Credit Agreement contains usual and customary events of default and negative covenants for a facility of this nature including, among other things, restrictions on the Company’s ability to incur certain additional indebtedness or issue guarantees, to create liens on the Company’s assets, to make distributions on or redeem equity interests (subject to certain exceptions, including that (a) the Company may pay regularly scheduled dividends on the Company’s common stock not to exceed

$10,000,000 during any fiscal year and (b) the Company may make any other distributions so long as it maintains a net leverage ratio not greater than 2.50 to 1.00), to make investments and to engage in mergers, consolidations, or acquisitions. The 2022 Credit Agreement contains customary financial covenants, including (i) a maximum net leverage ratio of 2.75 to 1.00, measured quarterly on a trailing twelve-month basis, and (ii) a minimum interest coverage ratio of 3.00 to 1.00, measured quarterly on a trailing twelve-month basis.

Outstanding borrowings under the Facilities will accrue interest, at the option of the Borrower, at a per annum rate of (i) for an “ABR Loan”, the alternate base rate (defined as the interest rate per annum equal to the highest of (a) the variable rate of interest announced by the Administrative Agent as its “prime rate”, (b) 0.50% above the Federal Funds Rate, (c) the Term SOFR for an interest period of one-month plus 1.1%, or (d) 1.00%) plus the applicable margin or (ii) for a “SOFR Loan”, the Term SOFR Rate for an interest period of one, three or six-months as selected by Company plus the applicable margin. The applicable margin for ABR Loans ranges from 0.250% to 0.875% and the applicable margin for SOFR Loans ranges from 1.250% to 1.875%, depending on the Company’s net leverage ratio.

On the Closing Date, the borrowings under the Term Facility will be considered a SOFR Loan. As of the Closing Date, there were no borrowings under the Revolving Facility.

Michael J. Gerdin, the Company’s Chairman, Chief Executive Officer, and President, serves as a director of West Bancorporation, Inc., the parent company of West Bank, one of the lenders under the 2022 Credit Agreement.

The foregoing description of the 2022 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Credit Agreement, a copy of which will be filed with the Company's Form 10-Q for the quarter ended September 30, 2022.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above related to the termination of the Former Credit Facilities is incorporated by reference into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note above related to the Stock Purchase Agreement and the Transaction is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a
Registrant.

The information set forth in Item 1.01 above related to the 2022 Credit Agreement is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On August 31, 2022, the Company issued a press release announcing the consummation of the Transaction and the execution of the 2022 Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

The Company is supplementing the risk factors set forth under “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 25, 2022 (the “Form 10-K”), with the additional risk factors set forth below. The risk factors below should be read in conjunction with the other risk factors set forth in the Form 10-K.

Our existing and future indebtedness could limit our flexibility in operating our business or adversely affect our business and our liquidity position.

As of August 31, 2022, following our acquisition of CFI, we have a significant amount of indebtedness outstanding, including $450 million under the Term Facility of the 2022 Credit Agreement and approximately $44.1 million of debt and financing lease obligations associated with revenue equipment. Our indebtedness may fluctuate from time to time in the future for various reasons, including fluctuations in results of operations, capital expenditures, and potential acquisitions. Our current indebtedness, as well as any future indebtedness, could, among other things:

•require us to dedicate a substantial portion of our cash flow to payments on our debt, reducing our ability to use our cash flow to fund capital expenditures and working capital and other general operational requirements;
•expose us to the risk of increased interest rates relating to any of our indebtedness at variable rates;
•limit our flexibility to plan for and react to changes in our business and/or changing market conditions;
•place us at a competitive disadvantage relative to some of our competitors that have less, or less restrictive, debt than us;
•limit our ability to pursue acquisitions or cause us to make non-strategic divestitures; and
•increase our vulnerability to general adverse economic and industry conditions, including changes in interest rates or a downturn in our business or the economy.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition and results of operations or cause a significant decrease in our liquidity and impair our ability to pay amounts due on our indebtedness. The 2022 Credit Agreement contains usual and customary events of default and negative covenants for a facility of this nature including, among other things, restrictions on our ability to incur certain additional indebtedness or issue guarantees, to create liens on our assets, to make distributions on or redeem equity interests (subject to certain exceptions, including that (a) we may pay regularly scheduled dividends on our common stock not to exceed $10,000,000 during any fiscal year and (b) we may make any other distributions so long as we maintain a net leverage ratio not greater than 2.50 to 1.00), to make investments and to engage in mergers, consolidations, or acquisitions. In addition, the 2022 Credit Agreement contains usual and customary financial covenants, including (i) a maximum net leverage ratio of 2.75 to 1.00, measured quarterly on a trailing twelve-month basis, and (ii) a minimum interest coverage ratio of 3.00 to 1.00, measured quarterly on a trailing twelve-month basis.

Our acquisition of CFI presents certain additional risks to our business and operations.

The acquisition of CFI is the largest acquisition we have made in our history. Given the nature and size of CFI, as well as the structure of the acquisition as a carveout from TFI, the acquisition of CFI presents the following risks, in addition to those risks under “Item 1A. Risk Factors” in our Form 10-K.

Although we anticipate achieving synergies in connection with the acquisition of CFI, we also expect to incur costs to implement such cost savings measures. Additionally, these synergies could be delayed and may not be achieved. The integration could result in significant unexpected costs. Transaction costs and integration costs related to the acquisition of CFI could adversely affect our results of operations in the period in which such charges are recorded. The acquisition of CFI involves numerous risks, including:

•management’s attention may be diverted from other areas of the Company, especially given the size of CFI and the complexity of integrating CFI into the Company;
•many services, including certain aspects of benefits, payroll, human resources, and information technology, were shared among CFI and other divisions of TFI. Following the acquisition, CFI will continue to provide certain services to TFI and TFI will continue to provide certain services to CFI until such services can be transferred to the applicable party and our inability to provide or receive such transition services could cause disruptions to our employees, drivers, business, and integration;
•prior to the acquisition, our management team had limited experience with temperature-controlled freight and no experience with Mexican operations and therefore may be challenged in managing the temperature-controlled and Mexican operations, particularly if there were a loss of the CFI management team;
•potential adverse reactions or changes to business relationships, including with customers, employees, drivers, and vendors, resulting from the completion of the acquisition;
•increased risk of material deficiencies or material weaknesses in internal controls over financial reporting related to CFI’s internal controls;
•the potential loss of professional drivers of CFI or our historical operations due to differences in pay, policies or culture, or other factors, or an increase in costs of recruiting and retaining professional drivers;
•the challenges and unanticipated costs associated with integrating complex organizations, systems, operating procedures, information technology, compliance programs, technology, networks, and other assets;
•the inability to successfully combine our respective businesses in a manner and on a timeline that permits us to achieve the cost savings and other anticipated benefits from the acquisition;
•the challenges associated with known and unknown legal or financial liabilities associated with the acquisition, for which there is no escrow or representation and warranty insurance under the purchase agreement;

•the difficulties in retaining key management and other key employees; and
•the challenge of managing the expanded operations of a larger and more complex company.

These disruptions and difficulties, if they occur, may cause us to fail to realize the cost savings, synergies, revenue enhancements, and other benefits that we expect to result from integrating CFI and may cause material adverse short- and long-term effects on our operating results, financial condition, and liquidity.

Even if we are able to integrate CFI’s operations into our operations, we may not realize the full benefits of the cost savings, synergies, revenue enhancements, or other benefits that we may have expected at the time of acquisition. Also, the cost savings and other benefits from this acquisition may be offset by unexpected costs incurred in integrating CFI, increases in other expenses, or problems in the business unrelated to this acquisition.

In addition, CFI’s Mexican operations subject us to general international business risks, including:

•foreign currency fluctuation;
•changes in Mexico's economic strength;
•difficulties in enforcing contractual obligations and intellectual property rights;
•burdens of complying with a wide variety of international and US export, import, business procurement, transparency, and corruption laws, including the US Foreign Corrupt Practices Act;
•changes in trade agreements and US-Mexico relations;
•theft or vandalism of our revenue equipment; and
•social, political, and economic instability.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Any financial statements required by this item will be filed by the Company by amendment to this Current Report on
Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

Any pro forma information required by this item will be filed by the Company by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d) Exhibits

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Heartland Express, Inc. press release dated August 31, 2022
104	Cover Page Interactive Data File

The information contained in Items 7.01 and 9.01 and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act:”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Items 1.01, 1.02, 2.01, 2.03, 7.01, 8.01, and 9.01 of this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risk, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	August 31, 2022	By:/s/Christopher A. Strain
Christopher A. Strain
Vice President-Finance,
Treasurer and Chief Financial Officer